Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 (Amendment No. 2) of Aura FAT Projects Acquisition Corp filed under the Securities Act of 1933, as amended, of our report dated September 4, 2024, with respect to our audits of the consolidated financial statements of Allrites Holdings Pte Ltd. and Subsidiaries as of December 31, 2023 and 2022, and for the years then ended.

/s/ PKF O’Connor Davies, LLP

New York, NY

March 25, 2025